SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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                             Erie Indemnity Company
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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March 23, 2000

Dear Shareholder:

I am delighted to report that Erie Indemnity Company has just concluded its most successful year ever. By all financial measures the Company is performing superbly, and its future looks equally bright. The Company is poised to continue to deliver outstanding performance for our shareholders by pursuing a strategy of focusing on our strength in the property/casualty insurance business with strict underwriting discipline, top-notch marketing skills and strong investment returns. In the face of significant competition, we are outperforming our industry peers. We have the financial, management and operational resources to flourish in the new century. As we continue to grow, we will never lose sight of our founding mission of being "Above All in Service."

ERIE'S SUCCESS IS BUILT ON FULFILLING THE MISSION OF OUR FOUNDER'S TRUST

The Company and its overwhelming success is based on the principles established by our founder, H.O. Hirt. I can assure you that our Board and management believe fervently in adhering to H.O.'s principles.

H.O.'s legacy, embodied in the H.O. Hirt Trust, is a result of his vision. It is an exceptional instrument, and H.O. Hirt was extremely direct in expressing the mission and purpose of his Trust when he said:

                    "... the purpose of this Trust is to preserve
                   unified ownership and control of Erie Indemnity Company as a means of preserving the existence of Erie Insurance Exchange and Erie Indemnity Company as viable entities capable of furnishing insurance to subscribers at the Exchange and employment to loyal employees at the Exchange and the Company."

The Trust, as expressed in its explicit language, serves as the cornerstone for the preservation of ERIE as a thriving enterprise, serving policyholders, employees and shareholders. The Trust's main directive is to ensure the success and longevity of the Company and the Exchange for the benefit of all stakeholders.

ERIE IS A HIGHLY SUCCESSFUL COMPANY CREATING SIGNIFICANT VALUE FOR ALL ITS STAKEHOLDERS

The Erie Indemnity Company's current Board of Directors and management have led the Company in achieving a superb record of financial performance. This performance has been consistently accomplished by adhering to our core values and focusing on service.

The Erie Insurance Exchange, which represents our primary insurance operations, has had a remarkable record of performance over the last five years.

      o Policyholders' surplus, a measure of financial strength and protection for the policyholders, has grown to $4.8 billion, increasing by an annual compound growth rate of 28%.

      o Total assets of the Erie Insurance Exchange have grown from $3.5 billion to $7.4 billion, an annual growth rate of 16%.

      o Net premiums written have grown to over $2.1 billion annually and have increased at an annual growth rate of 6% in the face of the most competitive period ever in the property/casualty business.

      o Underwriting profitability of the Exchange has consistently outperformed the industry and peer group results.

In addition, the Erie Indemnity Company, which manages the business and affairs of the Erie Insurance Exchange, has consistently provided long-term value.

      o Net income per share has risen from $0.96 cents per share in 1994 to $1.95 in 1999, a five year annual growth rate of 15%.

      o Dividends to Class A shareholders have risen from $15.1 million paid during 1994 to $32.6 million paid in 1999, an annual increase of 17%.

      o Total assets have risen from $870 million at the end of 1994 to $1.5 billion at the end of 1999, an annual growth rate of 12%.

      o Shareholders' equity has risen from $261 million at the end of 1994 to $698 million at the end of 1999, an annual growth rate of 22%.

To complement the above outstanding financial performance, The ERIE has earned the highest ratings available for financial strength from insurance rating agencies. The Erie Insurance Group has consistently received the A.M. Best Company A++ Superior rating and has been recognized by Ward Financial Group on its list of the top 50 property/casualty insurers for overall safety, consistency and performance. Weiss Rating has given the Exchange its highest rating of A (Excellent).

To sustain and surpass our current momentum, we have adopted an aggressive strategy. We plan on adding a record number of agencies in 2000. We look to employ our successful operating model to grow market share in our established markets at the same time we consider geographic expansion. Earlier this month, we announced our intentions to expand into Wisconsin by next year. Simply put, we are excited about the future of ERIE and our ability to continue to deliver superior value to stakeholders.

THE BOARD HAS DIRECTLY CONTRIBUTED TO THE COMPANY'S SUCCESS

Management has been fortunate to have the support and guidance of a Board, led by Chairman Bill Hirt, that has directly contributed to the Company's financial and operating accomplishments. The current Board of Directors has consistently upheld H.O. Hirt's principles as documented in the Trust. ERIE's Board is made up of a prestigious group of insurance executives and business leaders who are extremely well qualified and committed to represent the best interests of the Company and all of its shareholders.

I have been associated with The ERIE since 1973 and, for the last four years, have served as CEO. I can assure you that your management and Board are committed to preserving the directives of the H.O. Hirt Trust, maintaining our momentum and surpassing the milestones we have achieved to date.

Enclosed with this letter is a copy of the 1999 Erie Indemnity Company Annual Report, which tells the Company's story in greater detail. You also will be receiving a proxy statement from us shortly. On behalf of Bill Hirt and the entire Erie Board of Directors, I thank you for your continued support. We look forward to seeing you at the Annual Shareholders Meeting on April 25.


/s/ Stephen A. Milne
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Stephen A. Milne
President and Chief Executive Officer

This letter constitutes soliciting material under SEC Rule 14a-12. The Company and each of the current board members of the Company, other than Mrs. Hagen, are participants in this solicitation. You may obtain information regarding the identity of each participant and a description of each participant's direct or indirect interests in the solicitation from the Company's proxy materials that will be mailed to you prior to the Annual Meeting. You may also obtain this information for free by contacting Jan R. Van Gorder, Erie Insurance Group, 100 Erie Insurance Place, Erie, PA 16530.

We advise you to read the Company's proxy statement when it is available because it contains important information. At the time we file the materials with the SEC, you will be able to obtain the proxy statement and any other soliciting material for free at the Commission's web site at www.sec.gov. You may also obtain free a copy of the proxy statement at the above noted address.


"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Statements contained herein expressing the beliefs of management such as our plans with respect to agency appointments and geographic expansion and the other statements which are not historical facts are forward-looking statements that involve risk and uncertainties. These risks and uncertainties include, but are not limited to: legislative and regulatory changes, the impact of competitive product pricing, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, and technological difficulties and advancements.